SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

ASTEC INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14714	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Jerome Avenue

Chattanooga, Tennessee 37407

(Address of Principal Executive Offices and Zip Code)

(423) 867-4210

(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure (Information furnished under this Item 9 is furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On July 17, 2003, Astec Industries, Inc. issued a press release setting forth the Company's second quarter 2003 financial results. A copy of the Company's press release is attached as Exhibit 99.1 to this Form 8-K and is herein incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: July 17, 2003 By: /s/ J. Don Brock

J. Don Brock, Chairman of the Board

and President (Principal Executive Officer)

Index to Exhibits
Exhibit Description
Press Release, dated July 17, 2003.